Exhibit 99.1

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Investor Contact:                               Media Contact:
Jim Hurley/Chief Financial Officer              Anna Cordasco/Stephanie Pillersdorf/Tracy Greenberger
ROHN Industries, Inc.                           Citigate Sard Verbinnen
309-633-6834                                    212-687-8080
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       ROHN INDUSTRIES DOES NOT EXPECT TO MEET 2001 GUIDANCE BASED ON
            RECENT OPERATING RESULTS AND CUSTOMER ANNOUNCEMENTS
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     Peoria, IL, August 13, 2001 - ROHN Industries, Inc. (NASDAQ: ROHN), a
leading provider of infrastructure equipment for the telecommunications industry, today announced that based on recently announced changes in order and delivery policies by its customers and operating results for July, it expects operating results for the year to be significantly lower than previously announced revenue and earnings guidance for 2001. Management estimates that revenue could be as much as 15% lower than previously announced guidance and earnings up to 40% lower than previously announced guidance. In response to the changing conditions, the company is currently evaluating all operating options.

     Brian B. Pemberton, President and Chief Executive Officer, stated, "While results for the first six months were consistent with our previous guidance, ROHN's recent operating results have been hurt by the continuing global economic slowdown and the associated reduction of telecommunications capital spending. More specifically, certain new business, domestic and international, that ROHN had previously anticipated receiving has been postponed or cancelled."

     Pemberton continued, "Many customers have indicated within the last two weeks that they are re-assessing their build-out plans for the remainder of the year and re-balancing spending priorities toward acquisition and retrofit of towers rather than new construction. Finally, the continuing reduction in demand has created an extremely competitive market, causing reduced margins."

     The company is in close contact with its customers to get a clearer picture of their plans, is analyzing financial and market information, and is reviewing its own operating plans and expenses in light of the information it is receiving. While the company is not providing revised guidance at the current time, it expects to issue a statement within ten days. The company anticipates that it will be able to include revised specific guidance for 2001 in this statement.

     "Going forward, ROHN will pursue our objective of enhancing shareholder value by prudently reducing operational costs in order to minimize the impact of the current economic environment. We are reviewing several options to ensure that our production resources match current market demand.

     "We will stay focused on customer service and we remain committed to our long-term strategy of solidifying our position as the leading telecommunications infrastructure provider," added Pemberton.

     ROHN Industries, Inc. is a leading manufacturer and installer of telecommunications infrastructure equipment for the wireless and fiber optic industries. Its products are used in cellular, PCS, fiber optic networks for the Internet, radio and television broadcast markets. The Company's products and services include towers, equipment enclosures/shelters, design and construction, cabinets, poles and antennae mounts. ROHN has manufacturing locations in Peoria, Illinois; Frankfort, Indiana; Bessemer, Alabama; Casa Grande, Arizona; and Mexico City, Mexico.

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Statements  in this  press  release  include  "forward-looking  statements"
within the meaning of the Securities Exchange Act of 1934, the Private Securities Litigation Reform Act of 1995 and other related laws, and include, but are not limited to, those statements relating to sales and earning expectations, expected demand and other statements of outlook. The actual results and effects could differ materially from those currently anticipated in our forward-looking statements. Factors and risks that could cause such differences include, but are not limited to: wireless and fiber
optic  communications   industry  capital  spending;  the  ability  of  our
customers to secure adequate financing; elections by customers to terminate or delay previously placed orders; the effects of competition, particularly on pricing and margins; our success in expanding our Casa Grande, Arizona enclosure facility and starting-up our Peoria, Illinois pole facility; our
implementation   of  our  growth   objectives  in  foreign   markets;   our
indebtedness,   which  could  restrict  our  operations,   making  us  more
vulnerable to adverse economic conditions and making it more difficult for us to implement our business strategy; our Commonwealth of Pennsylvania construction project staying on its currently anticipated schedule; and
regulatory  changes  affecting  our  industry.   The  cautionary  statement
contained in Exhibit 99.1 to ROHN's Form 10-K is incorporated herein by reference. Our forward looking statements are given as of the date of this release and we are not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise.